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EXHIBIT 99.1

                             DEMAND PROMISSORY NOTE

$ 250,000.00                                                      MARCH 26, 2001

              FOR VALUE RECEIVED, the undersigned, GERARD T. FEENEY, an individual currently residing at 399 Undermountain Road, Lenox, MA (the "BORROWER"), hereby unconditionally promises to pay to the order of WAVE SYSTEMS CORP., a Delaware corporation with offices at 480 Pleasant Street, Suite A-200, Lee, MA 01238 (the "LENDER"), to such account or at such place as the Lender may from time to time designate, in lawful money of the United States of America and in immediately available funds, the principal amount of $ 250,000.00 ON DEMAND.

              The Borrower further agrees to pay interest in like money and in such manner on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the maturity date specified above, at a rate per annum equal to 1% percent over the prime interest rate. Interest as aforesaid shall be payable ON DEMAND. The Borrower shall, ON DEMAND, pay interest on any overdue principal hereof and, to the extent permitted by applicable law, overdue interest thereon, for each day from the date payment thereof was due to the date of actual payment, at a rate per annum equal to 1% percent over the prime interest rate. Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.

              ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE ENTIRE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED AND UNPAID INTEREST THEREON SHALL BE DUE AND PAYABLE ON MARCH 26, 2002. This Note may be prepaid in whole or from time to time in part without penalty.

              The Borrower hereby waives diligence, demand, presentment, protest, notice of dishonor and any other notice with respect to this Note. No omission or delay by the Lender in exercising any right or power under this Note shall impair the exercise of any such right or power or be construed to be a waiver of any default or to be an acquiescence therein, and any single or partial exercise of any such right or power shall not preclude any other or future exercise thereof. No waiver shall be valid unless in writing and signed by the waiving party, and then only to the extent therein specified.

              In the event that any one or more of the provisions of this Note are deemed to be invalid, illegal or otherwise unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any manner be affected or impaired thereby.

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                                       -2-

              No modification, amendment or other revision of the provisions of this Note shall be binding unless in writing and signed by the Lender and the Borrower.

              In the event the Lender shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all of the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorneys fees, whether or not suit is instituted.

              THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    BORROWER:

                                    ------------------------------------
                                        PETER J. SPRAGUE

                                    WAVE SYSTEMS CORP:

                                    ------------------------------------
                                        GERARD T. FEENEY

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                                       -3-

                                     ALLONGE

                                       TO

                             DEMAND PROMISSORY NOTE

              Affixed to the Demand Promissory Note, dated March 26, 2001, issued by Peter J. Sprague to Wave Systems Corp.

                                                      Dated as of March 26, 2002

                           ---------------------------

       Reference is hereby made to the Demand Promissory Note, dated as of March 26, 2001 (the "Note"), issued by Gerard T. Feeney (the "Borrower") payable to the order of Wave Systems Corp. (the "Holder"). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Note.

                         The Company and the Holder hereby agree to amend the
Note as follows:

       The third paragraph of the Note is hereby amended and restated to read in its entirety as follows:

                         ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE ENTIRE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED AND UNPAID INTEREST THEREON SHALL BE DUE AND PAYABLE ON MARCH 26, 2003. This note may be prepaid in whole or from time to time without penalty.

       This Allonge shall be attached to the Note, made a part thereof and read and construed as a single instrument with such Note. Except as hereby amended, the Note shall continue in full force and effect. All terms and conditions of the Note are hereby ratified and confirmed in all respects.

       IN WITNESS WHEREOF, the Company and the Holder have each caused this Allonge to be signed in its name by its duly authorized officer as of the day and year first set forth above.

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                                       -4-

                                    BORROWER

                                    By:
                                        ---------------------------------

                                        Gerard T. Feeney

                                        WAVE SYSTEMS CORP.

                                    By:
                                        ---------------------------------
                                        Title: